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                                                                    EXHIBIT 10.1



                                VOTING AGREEMENT

         This Voting Agreement ("Agreement") is made and entered into the 31 day of October, 1998 (the "Effective Date") by and between Digital Asset Management, Inc., a Delaware corporation (the "Company"), the parties listed on Exhibit A attached hereto (the "Investors") and the parties listed on Exhibit B attached hereto (the "Stockholders"). The Investors and the Stockholders are sometimes hereinafter collectively referred to as the "Holders."

                                    RECITALS:

         WHEREAS, the Investors are purchasing from the Company shares of its Preferred Stock, par value $.01 per share ("Preferred Stock"), pursuant to a Stock Purchase Agreement dated of even date herewith between the Company and the Investors (the "Purchase Agreement");

         WHEREAS, each Stockholder currently owns that number of shares of the Company's common stock, par value $.01 per share ("Common Stock"), set forth beside the Stockholder's name on Exhibit B attached hereto; and

         WHEREAS, as an inducement to the Investors to purchase the Preferred Stock pursuant to the Purchase Agreement, the Investors, the Stockholders and the Company desire to enter into this Agreement to set forth their agreements and understandings with respect to how the shares of the Company's capital stock ("Capital Stock") held by them will be voted on certain matters.

         NOW, THEREFORE, in consideration of the above recitals and the mutual covenants made herein, the parties hereby agree as follows:

         1. SIZE OF BOARD OF DIRECTORS. During the term of this Agreement, each Holder agrees to vote all shares of Capital Stock now or hereafter directly or indirectly owned (of record or beneficially) by such Holder to maintain a Board of Directors of the Company (the "Board"), with an authorized number of members of the Board being five (5) persons, and to oppose any effort by any party to change the number of members of the Board.

         2.       ELECTION OF BOARD OF DIRECTORS.

                  (a) VOTING AND BOARD COMPOSITION. During the term of this Agreement, each Holder agrees to vote all shares of Capital Stock now or hereafter directly or indirectly owned (of record or beneficially) by such Holder, in such a manner as may be necessary to elect (and maintain in office) as members of the Board, the following individuals:

                           (i) One (1) individual designated from time to time
in writing delivered to the Company and signed by Stockholders who at the time in question hold shares of outstanding Common Stock representing at least a majority of the voting power of all outstanding shares of Common Stock then held by all Stockholders (the "Stockholders' Designee"); and

                           (ii) Three (3) individuals (the "Acxiom Designees")
designated from









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time to time in writing delivered to the Company and signed by Acxiom
Corporation ("Acxiom"); and

                           (iii) One (1) individual (the "PC411 Designee")
designated from time to time in writing delivered to the Company and signed by PC411, Inc. ("PC411").

                  (b) The initial Stockholders' Designee shall be Dean Eaker; the initial Acxiom Designees shall be Mark Theilken, Art Kellam and Adam Gadberry; and the initial PC411 Designee shall be J. Bryant Kirkland III (collectively "Board Designee(s)"). Each of the Stockholders' Designee, the Acxiom Designees and the PC411 Designee are hereinfter referred to as "Designee" and the party entitled to designate a designee to the Board is hereinafter referred to as a "Designator."

         3. CHANGES IN BOARD DESIGNEES. From time to time during the term of this Agreement, a Designator may in its sole discretion:

                  (a) remove from the Board any Board Designee designated by such Designator; and

                  (b) designate a new Board Designee for election to the Board to replace a prior Board Designee who has been removed pursuant to Section 3(a) or to fill a vacancy occasioned by the resignation or death of such Designator's Board Designee; provided however, such removal and/or designation of a Board Designee shall be made in writing signed by the relevant Designator, in which case such election to remove a Board Designee and/or elect a new Board Designee will be binding on such Designator. In the event of such a removal and/or designation of a Board Designee, the Holders shall vote their shares of Capital Stock as provided in Section 2 to cause:

                           (i) the removal from the Board of the Board Designee
or Designees so designated for removal by the appropriate Designator; and

                           (ii) the election to the Board of any new Board
Designee or Designees so designated for election to the Board by the appropriate Designator.

         4. NOTICE. The Company shall promptly give each of the Holders written notice of any change in the Board and of any proposal by a Designator to remove or elect a new Board Designee.

         5. FURTHER ASSURANCES.

                  (a) Each of the Holders agrees not to vote any shares of the Capital Stock, or take any other actions that would in any manner defeat, impair, be inconsistent with or adversely affect the stated intentions of any of the parties under Sections 1, 2 or 3 of this Agreement.






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                  (b) In addition to any vote otherwise required by law or the
Company's Certificate of Incorporation or Bylaws, (A) the affirmative vote of both the Acxiom Designees and the PC411 Designee shall be required to take or agree to take any of the following actions: (i) any change in the primary focus of the Company's Business Plan, attached hereto as Exhibit C; (ii) a merger, sale or recapitalization of the Company; or (iii) any amendment to the Certificate of Incorporation or Bylaws of the Company which would materially adversely affect the rights of either of the Investors; and (B) the affirmative vote of the Acxiom Designees shall be required to borrow money pursuant to the Bridge Loan and Security Agreement or the Acxiom Loan and Security Agreement, respectively, executed of even date herewith.

         6.       TRANSFEREES; LEGENDS ON CERTIFICATES.

                  (a) EFFECT ON TRANSFEREES. Each and every transferee or assignee of any shares of Capital Stock from any Holder shall be bound by, and subject to the terms and conditions of this Agreement that are applicable to the transferor or assignor of such shares to the transferee or assignee, and the Company shall require that the transferee agrees in writing to be bound by, and subject to, all terms and conditions of this Agreement as a condition precedent to the transfer of any shares of Capital Stock subject to this Agreement. For purposes of this Agreement, any transferee or assignee of an Investor shall, upon the effective date of such transfer or assignment be deemed an Investor solely with respect to the shares so transferred or assigned, and any transferee or assignee of a Stockholder shall, upon the effective date of such transfer, be deemed a Stockholder solely with respect to the shares so transferred or assigned.

                  (b) LEGEND. All Company share certificates now or hereafter held by the Holders that represent shares of Capital Stock of the Company subject to this Agreement shall be stamped or otherwise imprinted with the following legend:






















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         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
         REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE STATE SECURITIES LAWS IN RELIANCE UPON THE REPRESENTATION OF THE REGISTERED HOLDER HEREOF THAT THESE SECURITIES HAVE BEEN PURCHASED WITH INVESTMENT INTENT AND NOT FOR RESALE OR WITH A VIEW TO DISTRIBUTION. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION OR THE AVAILABILITY OF EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND APPLICABLE STATE SECURITIES LAWS. IN ADDITION, THIS CERTIFICATE IS TRANSFERABLE ONLY UPON COMPLIANCE WITH THE PROVISIONS OF THE SHAREHOLDERS AGREEMENT AND THE VOTING AGREEMENT BY AND AMONG THE COMPANY AND ALL ITS STOCKHOLDERS, COPIES OF WHICH ARE ON FILE AT THE OFFICE OF THE COMPANY. ANY TRANSFER CONTRARY TO THE ABOVE INSTRUCTIONS IS VOID AB INITIO."

         7. ENFORCEMENT OF AGREEMENT. Each of the Holders agrees that any breach by any of them of this Agreement shall cause the other Holders irreparable harm which may not be adequately compensated by money damages. Accordingly, in the event of a breach or a threatened breach by a Holder of any provision of this Agreement, the Company and each other Holder shall be entitled to the remedies of specific performance, injunction or other preliminary or equitable relief, including the right to compel any such breaching Holder, as appropriate, to vote such Holder's shares of Capital Stock in accordance with the provisions of this Agreement, in addition to such other rights or remedies as may be available to the Company or any Holder for any such breach or threatened breach including, but not limited to, the recovery of money damages.

         8. TERM. This Agreement shall commence on the Effective Date and shall terminate upon the first of the following to occur:

                  (a) Execution by each Investor and by the Stockholders who hold a majority of the shares of Capital Stock then held by all of the Stockholders of a written agreement to terminate this Agreement;

                  (b) The consummation of the first sale of securities of the Company to the public pursuant to an effective registration statement filed by the Company under the Securities Act of 1933, as amended;

                  (c) The first date on which the outstanding Capital Stock owned by the Investors (calculating all shares of Preferred Stock then outstanding as if such shares had been converted into Common Stock) constitutes less than thirty percent (30%) in the aggregate of the















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number of shares of the Common Stock that would be outstanding shares if the
Preferred Stock were then converted into shares of the Common Stock. Notwithstanding the foregoing, any Investor owning Capital Stock representing at least fifteen percent (15%) of the voting power of the Company, shall have the right to designate one member of the Board. The foregoing sentence shall survive termination of this Agreement.

                  (d) Immediately prior to the closing of (i) any consolidation or merger of the Company with or into any other corporation or corporations in which the Holders of outstanding shares of Capital Stock immediately before such consolidation or merger do not, immediately after such consolidation or merger, retain stock representing the majority of voting power of the surviving Corporation; (ii) the sale, transfer or assignment of securities of the Company representing the majority of the voting power of all the Company's outstanding voting securities by the Holders thereof to an acquiring party in a single transaction or series of related transactions; or (iii) any other sale, transfer or assignment of securities of the Company representing over fifty percent (50%) of the voting power of the Company's then outstanding voting securities by the holders thereof to an acquiring party other than an affiliate of any Investor.

         9.       MISCELLANEOUS.

                  (a) BINDING EFFECT AND BENEFIT; ASSIGNMENT. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective legal representatives, heirs, successors and permitted assigns. Otherwise, this Agreement is not intended to create any right for the benefit of any third party, and this Agreement shall not be assignable or otherwise transferrable by the Holders or the Company without the prior written consent of the non-assigning parties hereto; provided each Investor may transfer its shares of Capital Stock to a company controlled by or under common control with such Investor as long as the transferee agrees in writing to be bound by, and subject to, all terms and conditions of this Agreement as a condition precedent to the transfer of any shares of Capital Stock.

                  (b) FURTHER ASSURANCES. The parties agree that from time to time hereafter, upon request, each of them will execute, acknowledge and deliver such other instruments and documents and take such further action as may be reasonably necessary to carry out the intent of this Agreement.

                  (c) MODIFICATION. No term or provision contained herein may be modified, amended or waived except by written agreement or consent signed by the party to be bound thereby.

                  (d) HEADINGS AND CAPTIONS. Subject headings and captions are included for convenience purposes only and shall not affect the interpretation of this Agreement.

                  (e) NOTICE. All notices, requests, demands and other communications permitted or required hereunder shall be in writing, and either
(i) delivered in person, (ii) sent by




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express mail or other overnight delivery service providing receipt of delivery,
(iii) mailed by certified mail, postage prepaid, return receipt requested, or
(iv) sent by telecopy or other facsimile transmission as follows:

         If to the Company, addressed or delivered in person to:

                  Digital Asset Management, Inc.
                  67 Stonehedge Drive South
                  Greenwich, CT 06831
                  Attn:  Dean Eaker, President
                  Fax:  203-531-4249

         with a copy to:

                  Kronish, Lieb, Weiner & Hellman, LLP
                  1114 Avenue of the Americas
                  New York, NY 10036-7798
                  Attn:  Chet F. Lipton, Esq.
                  Fax:   212-479-6275

         If to Investors, addressed or delivered in person to:

                  Acxiom Corporation
                  301 Industrial Blvd.
                  Conway, AR  72033-2000
                  Attn:  Mark Theilken, Group Leader
                  Fax:  501-336-3910

         with a copy to:

                  Friday, Eldredge & Clark
                  400 W. Capitol, Suite 2000
                  Little Rock, AR 72201
                  Attn:  Carla G. Spainhour, Esq.
                  Fax:  501-376-2147

         and to:

                  PC411, Inc.
                  100 SE Second Street, 32nd Floor
                  Miami, FL  33131
                  Attn:  J. Bryant Kirkland III
                             Vice President and Chief Financial Officer
                  Fax:  305-573-8022




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         with a copy to:

                  Morse, Zelnick, Rose & Lander, LLP
                  450 Park Avenue
                  New York, NY  10022
                  Attn: Joel J. Goldschmidt, Esq.
                  Fax:  212-838-9190

         If to Stockholder(s), addressed or delivered in person to:

                  Mr. Dean Eaker
                  Digital Asset Management, Inc.
                  67 Stonehedge Drive South
                  Greenwich, CT  06831
                  Fax:  203-531-4249

                  Mr. Joshua Blumenthal
                  534 Monterey Avenue
                  Pelham, NY  10803
                  Fax: 914-738-0169

                  Mr. Edward A. Fleiss
                  75 Hillwood Drive
                  Huntington Station, NY 11746
                  Fax: 516-425-6409

                  Mr. Keith Goodman
                  235 Park Street
                  Lyons, CO  80540
                  Fax: 303-823-5476

                  Mr. Bruce Biegel
                  198 Hillside Avenue
                  Berkeley Heights, NJ  07922
                  Fax: 908-665-1925

                  Mr. Neil Ritter
                  14 Guilford Lane
                  Greenwich, CT 06831
                  Fax:  203-531-4613

or to such other address as either party may designate by notice.









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         Any such notice or communication, if given or made by prepaid, certified mail or by recorded express delivery, shall be deemed to have been made when actually received, but not later than three (3) business days after the same was posted or given to such express delivery service and if made properly by telecopy or other facsimile transmission, such notice or communication shall be deemed to have been made at the time of dispatch.

                  (f) SEVERABILITY. If any portion of this Agreement is held invalid, illegal or unenforceable, such determination shall not impair the enforceability of the remaining terms and provisions herein.

                  (g) WAIVER. No waiver of a breach or violation of any provision of this Agreement shall operate or be construed as a waiver of any subsequent breach or limit or restrict any right or remedy otherwise available.

                  (h) GENDER AND NUMBER. Throughout this Agreement, the masculine shall include the feminine and neuter and the singular shall include the plural and vice versa as the context requires.

                  (i) ENTIRE AGREEMENT. This document (together with the exhibits, schedules and attachments hereto) constitutes the entire Agreement of the parties and supersedes any and all other prior agreements, oral or written, with respect to the subject matter contained herein. There are no representations, warranties, covenants or agreements between the parties hereto with respect to this transaction except those expressly set forth herein.

                  (j) GOVERNING LAW. This Agreement shall be subject to and governed by the laws of the State of Delaware.

                  (k) INCORPORATION BY REFERENCE. All schedules, exhibits and documents referred to in this Agreement shall be deemed incorporated herein by any reference thereto as if fully set out.

                  (l) COUNTERPARTS. This Agreement may be executed in one or more counterparts (all counterparts together reflecting the signatures of all parties), each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

                  (n) AUTHORITY. Each individual signing this Agreement in a representative capacity acknowledges and represents that he/she is duly authorized to execute this Agreement in such capacity in the name of, and on behalf of, the designated corporation, partnership, trust, or other entity.










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         IN WITNESS WHEREOF, the parties hereto have executed this agreement effective as of the day and year aforesaid.


                        Investors:

                                 Acxiom Corporation

                                 By: /s/ Mark Theilken
                                     ----------------------------------
                                     Mark Theilken, Group Leader

                                 PC411, Inc.


                                 By: /s/ J. Bryant Kirkland III
                                     ----------------------------------
                                     J. Bryant Kirkland III,
                                      Vice President and Chief Financial Officer

                        Company:

                                 Digital Asset Management, Inc.


                                 By: /s/ Dean Eaker
                                     ----------------------------------
                                     Dean Eaker, President

                        Stockholders:

                                     /s/ Dean Eaker
                                     ----------------------------------
                                     Dean Eaker


                                     ----------------------------------
                                     Joshua Blumethal


                                     /s/ Edward A. Fleiss
                                     ----------------------------------
                                     Edward A. Fleiss


                                     /s/ Keith Goodman
                                     ----------------------------------
                                     Keith Goodman


                                     /s/ Bruce Biegel
                                     ----------------------------------
                                     Bruce Biegel


                                     /s/ Neil Ritter
                                     ----------------------------------
                                     Neil Ritter









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